UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARRIS International plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary material.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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CommScope to Acquire ARRIS

Form Email for Customers

SUBJECT: CommScope to Acquire ARRIS

Confidential Email

Hi [NAME]:

I am very pleased to share the exciting news that ARRIS has agreed to be acquired by CommScope. You can find more details about the announcement here.

As you may know, CommScope is a communications infrastructure leader. They have a strong vision that aligns well with ours. We fit seamlessly into their roadmap, which is focused on positioning their company – and their customers – for the future.

This transaction should help accelerate our strategy significantly. It will empower ARRIS and Ruckus Networks to deliver the next era of connected communications, and we believe our partners and customers can benefit considerably. ARRIS’s and CommScope’s complementary assets and capabilities will allow us to offer you a much broader range of connectivity solutions. Already, we see collective opportunities to accelerate innovation in areas central to your growth strategy. These include: 5G, fiber everywhere, network convergence, and rapidly changing technology architectures.

Importantly, today’s news will not change our focus on delivering the highest quality products and solutions that you have come to expect from us. Your success remains our top priority.

The transaction is expected to close in the first half of 2019 following regulatory and other required approvals. Until the transaction closes, it is business as usual, and both ARRIS and CommScope will continue to operate as two independent and separate companies. Your contacts at ARRIS will remain the same.

Rest assured that exceeding your expectations will continue to be our number one focus. If you have any additional questions, please don’t hesitate to contact your Ruckus Networks representative. As we move through this process, we will keep you informed as best we can.

Sincerely,

Bruce McClelland	Ian Whiting
ARRIS CEO	President, Ruckus Networks

CommScope to Acquire ARRIS

Form Email for Customers

SUBJECT: CommScope to Acquire ARRIS

Confidential Email

Hi [NAME]:

I am very pleased to share the exciting news that ARRIS has agreed to be acquired by CommScope. You can find more details about the announcement here.

As you may know, CommScope is a global leader that’s been shaping future networks for 40+ years. In that time, they’ve become recognized experts in 5G, IoT and other emerging network technology solutions. By coming together, our companies can offer a compelling solution set to shape the future of wired and wireless communications.

This transaction accelerates our strategy significantly and will empower ARRIS to deliver the future of connected communications. We believe ARRIS customers will benefit significantly. Already, we see collective opportunities to accelerate innovation in areas central to your growth strategy. These include: CBRS, 5G, fiber everywhere, network convergence, and rapidly changing technology architectures. By combining our complementary product lines, we are positioned to deliver an incredibly comprehensive solutions and services set spanning all areas of connectivity.

The transaction is expected to close in the first half of 2019 following regulatory and other required approvals. Until the transaction closes, it is business as usual, and both ARRIS and CommScope will continue to operate as two independent and separate companies. Your contacts at ARRIS will remain the same.

Rest assured that exceeding your expectations will continue to be our top priority. If you have any questions, please don’t hesitate to contact me. As we move through this process, we will keep you informed as best we can.

Sincerely,

[NAME]
[TITLE]

CommScope to Acquire ARRIS

Form Email for Customers

Confidential Email

<<Customized Introduction>>

I am very pleased to share the exciting news that ARRIS has agreed to be acquired by CommScope. You can find more details about the announcement here.

As you know, CommScope is a communications infrastructure leader. They have a strong vision that aligns well with ours. The two businesses are highly complementary, and we fit seamlessly into their roadmap, which is focused on positioning their company – and their customers – for the future.

With this transaction, we expect to accelerate our strategy significantly. It will empower ARRIS to deliver the next era of connected communications. We believe ARRIS customers will benefit considerably. ARRIS and CommScope’s complementary assets and capabilities will allow us to offer you a much broader range of connectivity solutions, including in <<Customize to Customer>>. This will make ARRIS a stronger partner as we continue to support your network expansions to deliver tomorrow’s connected experiences – on any network.

Importantly, today’s news will not change our focus on delivering the highest quality products and solutions that you have come to expect from us. Your success remains our top priority.

The transaction is expected to close in the first half of 2019 following regulatory and other required approvals. Until then, it is business as usual, and both ARRIS and CommScope will continue to operate as two independent and separate companies. Your contacts at ARRIS will remain the same.

We will keep you informed as we move toward completing this transaction, and should you have any questions, please do not hesitate to reach out to << Customize to Customer >>.

The entire ARRIS leadership team shares my excitement for what the future holds. Most importantly, we look forward to continuing to work with you to shape it.

<<Customized Close>>

CommScope to Acquire ARRIS

Form Email to Suppliers

SUBJECT: CommScope to Acquire ARRIS

Confidential Email

Hi [NAME]

I am very pleased to share the exciting news that ARRIS has agreed to be acquired by CommScope. You can find more details about the announcement here.

As you know, CommScope is a global leader that’s been shaping future networks for 40+ years. And, we fit seamlessly into their roadmap. Our products and services are complementary, not competitive. This will make ARRIS a stronger partner as we continue supporting our customers’ network expansions to deliver tomorrow’s connected experiences.

The transaction is expected to close in the first half of 2019 following regulatory and other required approvals. Please keep in mind that we are just at the beginning of the process. Until the transaction closes, it is business as usual, and both ARRIS and CommScope will continue to operate as two independent and separate companies. Your contacts at ARRIS will remain the same.

In the meantime, we will keep you informed as best we can as we move toward completing this transaction. Should you have any questions, please do not hesitate to reach out to your ARRIS contact.

Thank you for your continued support. We appreciate the relationship we have with you, and we look forward to continuing to work together to meet and exceed our customers’ expectations.

Jim Brennan

Senior Vice President, Supply Chain, Quality & Operations

Acting Chief Procurement Officer

Forward-Looking Statements

This document includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. (“CommScope”) of ARRIS International plc (“ARRIS” or the “Company”). These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the termination fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the tansaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this document represents the best judgment of CommScope and/or the Company as of the date of this document based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’ website at http://ir.arris.com. ARRIS’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope’s 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS’ stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS’ proxy statement when it is filed.